Exhibit 1.1

DISTRIBUTION AGREEMENT

by and among

THE ALLSTATE CORPORATION,

INCAPITAL LLC (as Purchasing Agent)

and the

Agents named herein from time to time

December 2, 2013

The Allstate Corporation, a Delaware corporation (the “Company”), proposes to issue and sell depositary shares (the “Shares”), each representing a 1/1,000th interest in a share of its Fixed Rate Noncumulative Perpetual Preferred Stock, par value $1.00 per share and liquidation preference $25,000 per share, which may be issued in one or more series (the “Preferred Stock”). The shares of Preferred Stock (the “Preferred Shares”) represented by the Shares, when issued, will be deposited against delivery of depositary receipts (the “Depositary Receipts”), which will evidence the Shares and will be issued by Wells Fargo Bank, N.A. (the “Depositary”) under a separate deposit agreement for each series of Preferred Stock, dated the issuance date of the first shares of such series of Preferred Stock (each, a “Deposit Agreement”), among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued hereunder. The terms of each series of Preferred Stock will be set forth in a separate certificate of designations (each, a “Certificate of Designations”) to be filed by the Company with the Secretary of State of the State of Delaware. The terms of the Shares and the Preferred Shares are described in the Prospectus referred to below.

Subject to the terms and conditions contained in this Distribution Agreement (the “Agreement”), the Company hereby appoints Incapital LLC as purchasing agent (the “Purchasing Agent”) and as agent of the Company for the purpose of soliciting offers to purchase Shares and the Purchasing Agent hereby agrees to use its reasonable best efforts to solicit offers to purchase Shares upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof and after consultation with the Purchasing Agent.  The Company may from time to time appoint one or more additional agents (each, an “Additional Agent” and collectively, the “Additional Agents”), to act as an agent of the Company for the purpose of soliciting offers to purchase Shares pursuant to the terms and conditions set forth in this Agreement, provided that (i) such Additional Agent shall deliver to the Company a letter substantially in the form of Exhibit C hereto, and (ii) the Company shall have delivered to such Additional Agent a letter substantially in the form of Exhibit D hereto.  The Company shall promptly notify the Purchasing Agent and any previously appointed Additonal Agents of any such appointment by supplying to such parties a copy of the applicable letters.  Upon satisfaction by the Company and any Additional Agent of the provisions of (i) and (ii) above, such Additional Agent shall be deemed to be an Agent hereunder and all references to “Agent” in this Agreement shall be deemed to include such Additional Agent from and after the date such provisions are satisfied and such appointment is effective.  To the extent there are no Additional Agents appointed hereunder other than the Purchasing Agent, the term Agent as used herein shall mean solely the Purchasing Agent.  The Purchasing Agent and the Agents may also appoint subagents or engage the services of any other broker or dealer in connection with the offer or sale of the Shares and may reallow any portion of the Concession (as defined herein) paid to them.  The Company agrees that whenever it determines to sell Shares pursuant to this Agreement, such Shares shall be sold pursuant to a Terms Agreement (as defined herein) relating to such sale in accordance with the provisions of Section V hereof between the Company and the Purchasing Agent, with the Purchasing Agent purchasing such Shares as principal for resale to the Agents, if any, or dealers (the “Selected Dealers”), each of whom will purchase such Shares as principal.

I.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration No. 333-181059) relating to the Shares and the Preferred Shares and the offering thereof, from time to time, in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Act”), which registration statement became effective upon filing with the Commission (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary Pricing Supplement (as defined herein)) relating to the Shares and the Preferred Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Shares and the Preferred Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such registration statement or any part thereof became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as supplemented by the prospectus supplement dated December 2, 2013 relating to the Shares and the Preferred Shares, is hereinafter called the “Prospectus”; any reference herein to the Registration Statement, Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares and the Preferred Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any reference to the Prospectus as amended or supplemented shall be deemed to refer to and include the Prospectus as amended or supplemented (including by the applicable Pricing Supplement filed in accordance with the terms hereof and any other prospectus supplement specifically referred to in such Pricing Supplement) in relation to the Shares to be sold pursuant to this Agreement, in the form filed or transmitted for filing with the Commission pursuant to Rule 424(b) under the Act, including any documents incorporated by reference therein as of the date of such filing).

II.

The obligations hereunder of the Purchasing Agent and the Agents are subject to the following conditions:

(a)                                 On or prior to the date of the first closing of the sale of Shares pursuant to the terms hereof (the “First Settlement Date”), the Purchasing Agent and the Agents shall have received the written opinion of Willkie Farr & Gallagher LLP, counsel for the Company, dated as of the First Settlement Date, in form and substance reasonably satisfactory to them, to the effect set forth in Schedule I hereto.

(b)                                 On or prior to the First Settlement Date, the Purchasing Agent and the Agents shall have received the written opinion of Susan L. Lees, Executive Vice President, General Counsel and Secretary of the Company, or such other counsel to the Company reasonably satisfactory to them, dated as of the First Settlement Date, in form and substance reasonably satisfactory to them, to the effect set forth in Schedule II hereto.

(c)                                  On or prior to the First Settlement Date, the Purchasing Agent and the Agents shall have received the written opinion of Mayer Brown LLP, counsel to the Purchasing Agent and the Agents, dated as of the First Settlement Date, with respect to this Agreement, the issuance and sale of the Shares, the Registration Statement, the Time of Sale Prospectus (as defined herein) and the Prospectus and other related matters as they may reasonably request, and such counsel shall have received such documents, certificates and information as they may reasonably request to enable them to pass upon such matters.

(d)                                 On or prior to the First Settlement Date, the Purchasing Agent and the Agents shall have received a certificate of the Company, signed by the Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Secretary, General Counsel, Treasurer, Assistant Treasurer or Controller of the Company (each, an “Authorized Officer”), dated as of the First Settlement Date, to the effect that the signatory of such certificate has carefully examined the Registration Statement, the Time of Sale Prospectus, the Prospectus and amendments and supplements thereto and this Agreement and that:

(1)                                 the representations and warranties of the Company in this Agreement are true and correct on and as of the First Settlement Date with the same effect as if made on the the First Settlement Date and the Company has complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(2)                                 no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(3)                                 since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus, and there has been no document required to be filed under the Exchange Act and the rules and regulations thereunder which, upon filing, would be deemed to be incorporated by reference in the Registration Statement and the Prospectus which has not been so filed.

(e)                                  On the date of this Agreement, the Purchasing Agent and the Agents shall have received a letter from Deloitte & Touche LLP, dated as of the date hereof, in form and substance reasonably satisfactory to them, to the effect set forth in Schedule III hereto.

(f)                                   On or prior to the First Settlement Date for each series of Preferred Stock, the applicable Certificate of Designations shall have been duly filed with the Secretary of State of the State of Delaware.

(g)                                  On or prior to the First Settlement Date and on each Settlement Date (as defined herein) with respect to any purchase of Shares by the Purchasing Agent, counsel to the Purchasing Agent and the Agents, shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to such counsel and to the Purchasing Agent and the Agents.

The obligations of the Purchasing Agent and any Agent to purchase Shares in connection with this Agreement and any Terms Agreement are subject to the conditions that (i) no litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Shares, or which in any way questions or affects the issuance or delivery of the Shares, (ii) no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission, (iii) all requests for additional information on the part of the Commission shall have been complied with to the Purchasing Agent’s reasonable satisfaction, (iv) there shall not have been any decrease in the rating of any of the Company’s securities by any nationally recognized statistical rating organization, as that term is defined in Section 3(a)(62) of the Exchange Act, or any public notice given of any intended or potential decrease in any such rating or of a possible change in any rating that does not indicate the direction of the possible change, (v) prior to the applicable Settlement Date, (A) the Company shall have filed with the Commission (1) the applicable Pricing Supplement in the manner and within the time period required by Rule 424(b) under the Act and (2) any term sheet setting forth the final terms of any Shares and Preferred Shares and any other Company Free Writing Prospectus (as defined herein) required to be filed by the Company with respect to the applicable Shares and Preferred Shares pursuant to Rule 433(d) under the Act within the applicable time periods prescribed for such filings under such Rule 433 or, if applicable, in accordance with Rule 164(b), and (B) the Purchasing Agent and the Agents shall have received from the Depositary a copy of the certificate evidencing the deposit of the applicable Preferred Shares delivered at the applicable Settlement Date, (vi) trading in the Preferred Stock shall not have been suspended on the New York Stock Exchange (the “NYSE”) and (vii) there shall not have come to the attention of the Purchasing Agent or any Agent purchasing Shares as principal any facts that would cause the Purchasing Agent or any such Agent to believe that the Time of Sale Prospectus, including any Agent Limited-Use Free Writing Prospectus (as defined herein), at the Applicable Time (as defined herein) with respect to the Shares and Preferred Shares to be issued, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading. Each of such conditions shall be met on the date of the Terms Agreement and on the corresponding Settlement Date, except that the conditions set forth in clause (v) shall be met on the applicable Settlement Date.  Further, if specifically called for by any Terms Agreement, the Purchasing Agent’s obligations hereunder and under such Terms Agreement shall be subject to such additional conditions, including those set forth in clauses (i) through (vii) above, as agreed to by the parties, each of which such agreed conditions shall be met on the corresponding Settlement Date.

The documents required to be delivered by this Section II shall be delivered at the offices of Mayer Brown LLP, at 71 South Wacker Drive, Chicago, Illinois 60606.

III.

In further consideration of your agreements herein contained, the Company covenants as follows:

(a)                                 The Company will notify the Purchasing Agent and the Agents immediately of (i) the effectiveness of any amendment to the Registration Statement, (ii) the filing of any amendment or supplement to the Prospectus (including any Company Free Writing Prospectus) or any document to be filed pursuant to the Exchange Act which will be incorporated by reference in the Prospectus (other than a Pricing Supplement (as defined below) or preliminary Pricing Supplement), (iii) the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Time of Sale Prospectus (other than with respect to a document filed with the Commission pursuant to the Exchange Act which is or will be incorporated by reference in the Registration Statement and the Prospectus), (iv) any request by the Commission for any amendment to the Registration Statement, any amendment or supplement to the Prospectus or the Time of Sale Prospectus or for additional information relating thereto (other than with respect to a document filed with the Commission pursuant to the Exchange Act which is or will be incorporated by reference in the Registration Statement and the Prospectus), (v) the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Registration Statement, the Time of Sale Prospectus or the Prospectus or the initiation of any proceedings for that purpose and (vi) the suspension of the qualification of the Shares for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for any such purpose; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Registration Statement, the Time of Sale Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain the withdrawal of such order.

(b)                                 The Company will give the Purchasing Agent and the Agents notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Shares or Preferred Shares or any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than, in each case, an amendment or supplement effected by the filing of a document with the Commission pursuant to the Exchange Act or an amendment or supplement relating solely to the offering of securities other than the Shares or the Preferred Shares) and, upon request, will furnish the Purchasing Agent and the Agents with copies of any such registration statement or amendment or supplement proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will not file any such registration statement or amendment or supplement in a form as to which the Purchasing Agent or the Agents or their counsel reasonably object.

(c)                                  The Company will furnish to the Purchasing Agent and the Agents as many electronic copies of the Prospectus (as amended or supplemented) and any Company Free Writing Prospectus as they shall reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Shares under the Act.

(d)                                 The Company will prepare, with respect to any Shares to be sold through or to the Purchasing Agent or an Agent pursuant to this Agreement, a final term sheet with respect to such Shares and the Preferred Shares in substantially the form previously approved by the Purchasing Agent and the Agents (each a “Final Term Sheet”) and will file such Final Term Sheet with the Commission pursuant to Rule 433 under the Act within the time required by such rule.  The Company will (i) prepare, with respect to any Shares to be sold through or to the Purchasing Agent or an Agent pursuant to this Agreement, a pricing supplement with respect to such Shares and the Preferred Shares in substantially the form previously approved by the Purchasing Agent and the Agents (each a “Pricing Supplement”) and will file such Pricing Supplement with the Commission pursuant to Rule 424(b) under the Act not later than the close of business on the second business day after the date on which such Pricing Supplement is first used and (ii) file any “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission pursuant to and in accordance with the requirements of Rule 433 under the Act.

(e)                                  Except as otherwise provided in subsection (k) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Purchasing Agent and the Agents or counsel for the Company, to further amend or supplement the Prospectus or the Time of Sale Prospectus in order that the Prospectus or the Time of Sale Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or the Time of Sale Prospectus in order to comply with the requirements of the Act or the Exchange Act, immediate oral notice shall be given, and confirmed in writing, to each Agent to cease the solicitation of offers to purchase the Shares in the Agent’s capacity as agent (and, if so notified, such Agent shall promptly cease such solicitation), to cease sales of any Shares the Agent may then own as principal and to terminate any purchase contracts for the Shares, and the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Exchange Act, the Act or otherwise (including, if consented to by the Agents, by means of a Company Free Writing Prospectus), as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus and the Time of Sale Prospectus comply with such requirements.

(f)                                   Except as otherwise provided in subsection (k) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish promptly such information to the Purchasing Agent and the Agents, confirmed in writing, and thereafter shall cause promptly the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto, as well as such other information and explanations as shall be necessary for an understanding thereof, as may be required by the Act or the Exchange Act or otherwise; provided, however, that the Company shall not be required to comply with this subsection (f) unless, at the time of such release, the Purchasing Agent is soliciting purchases of Shares that are the subject of a Notice as defined in the Administrative Procedures set forth in Exhibit A hereto.

(g)                                  Except as otherwise provided in subsection (k) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall furnish promptly such information to the Purchasing Agent and the Agents and thereafter shall cause promptly the Registration Statement and the Prospectus to be amended to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements, as may be required by the Act or the Exchange Act or otherwise; provided, however, that the Company shall not be required to comply with this subsection (g) unless, at the time of such release, the Purchasing Agent is soliciting purchases of Shares that are the subject of a Notice as defined in the Administrative Procedures set forth in Exhibit A hereto.

(h)                                 As soon as practicable, but in any event not later than 90 days after the close of the period covered thereby, the Company will make generally available to its security holders an earnings statement of the Company and its subsidiaries (which need not be audited) that will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder covering a period of at least 18 months beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in Rule 158) of the Registration Statement with respect to each sale of Shares.

(i)                                     The Company will endeavor to qualify the Shares and the Preferred Shares for offering and sale under the applicable securities and insurance securities laws of such jurisdictions as the Purchasing Agent and the Agents may designate and will maintain such qualifications in effect for as long as may be required for the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject to such taxation.

(j)                                    The Company, during the period when the Prospectus is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act), will file promptly all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(k)                                 The Company shall not be required to comply with the provisions of subsections (e), (f) or (g) of this Section or the provisions of Sections VII(b), (c) and (d) during any period from the time (i) the Agents have suspended solicitation of purchases of the Shares pursuant to a direction from the Company and (ii) the Agents do not then hold any Shares as principal purchased from the Purchasing Agent to the time the Company shall determine that solicitation of purchases of the Shares should be resumed or shall subsequently agree for the Purchasing Agent to purchase Shares as principal.

(l)                                     If immediately prior to April 30, 2015 (the “Renewal Deadline”), any of the Shares remain unsold by the Purchasing Agent or the Agents, the Company will, prior to the Renewal Deadline, if it has not already done so, either (i) file an automatic shelf registration statement relating to the Shares and the Preferred Shares, if it is eligible to do so or (ii) file a new shelf registration statement relating to the Shares and the Preferred Shares; provided, however, that if the Company is eligible to file an automatic shelf registration statement and elects to file a shelf registration statement pursuant to this clause, the Company will file such shelf registration statement no later than 75 calendar days prior to the Renewal Deadline, and will use its best efforts to cause such registration statement to be declared effective on or before the Renewal Deadline.  The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares and the Preferred Shares.  References herein to the registration statement relating to the Shares and the Preferred Shares shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(m)                             The Company shall not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(n)                                 The Company shall use the net proceeds received by it from the sale of the Shares in the manner specified in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds”.

(o)                                 The Company shall use its best efforts to effect the listing of the Shares on the NYSE within 120 days of the First Settlement Date for the Shares relating to an applicable series of Preferred Stock, provided that such Shares meet or exceed the applicable NYSE minimum listing standards.

(p)                                 The Company shall not, without the prior written consent of the Purchasing Agent, which consent shall not be unreasonably withheld, offer, sell, contract to sell or otherwise dispose of any securities of the Company which are substantially similar to the Shares and the Preferred Shares (i) during the period beginning on the fifth business day immediately prior to each date on which the Company notifies the Purchasing Agent that it desires to sell Shares pursuant to this Agreement and ending on the fifth business day immediately following the corresponding Settlement Date or (ii) in any “at-the-market” or similar offering; provided, however, that the foregoing sentence shall not apply to the Shares to be sold hereunder.

(q)                                 The Company shall cooperate with any reasonable due diligence review conducted by the Purchasing Agent and the Agents or their representatives or counsel in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices or such other location as may be mutually agreed upon by the parties, as the Purchasing Agent and the Agents may reasonably request.

IV.

(a)                                 The Agents propose to solicit offers to purchase the Shares upon the terms and conditions set forth herein and in the Prospectus and the Time of Sale Prospectus and upon the terms communicated to the Agents from time to time by the Company or the Purchasing Agent, as the case may be.  For the purpose of such solicitation the Agents will use the Prospectus and the Time of Sale Prospectus as then amended or supplemented which has been most recently distributed to the Agents by the Company, and the Agents will solicit offers to purchase only as permitted or contemplated thereby and herein and will solicit offers to purchase the Shares only as permitted by the Act and the applicable securities laws or regulations of any jurisdiction.  The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Shares commencing at any time for any period of time or permanently.  Upon receipt of instructions (which may be given orally or in writing) from the Company to the Purchasing Agent, the Agents will suspend promptly solicitation of offers to purchase until such time as the Company has advised the Purchasing Agent that such solicitation may be resumed.

Unless otherwise instructed by the Company, the Purchasing Agent shall communicate to the Company, orally or in writing, each offer to purchase Shares.  The Company shall have the sole right to accept offers to purchase Shares and may reject any proposed offers to purchase Shares as a whole or in part.  The Purchasing Agent and each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Shares, as a whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein.  The Company agrees to pay the Purchasing Agent, as consideration for soliciting offers to purchase Shares pursuant to a Terms Agreement, $0.7875 per Share for each Share actually sold (the “Concession”); provided, however, that the Company and the Purchasing Agent may agree also to a Concession greater than or less than such amount. The actual aggregate Concession with respect to each sale of Shares will be set forth in the related Pricing Supplement.  The Purchasing Agent and the other Agents or Selected Dealers will share the above-mentioned Concession with Agents and the Selected Dealers, as applicable, in such proportions as they may agree.

(b)                                 Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, the Shares are set forth in the Administrative Procedures attached hereto as Exhibit A (the “Procedures”), as amended from time to time.  The provisions of the Procedures shall apply to all transactions contemplated hereunder unless otherwise provided in a Terms Agreement (as defined herein).  The Company, the Purchasing Agent and the Agents each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures as amended from time to time.  The Procedures may only be amended by written agreement of the Company, the Purchasing Agent and the Agents.

(c)                                  In no event shall the Company issue or sell to or through the Agents such number of Shares representing the number of Preferred Shares that (i) exceeds the number of shares of Preferred Stock registered on the effective Registration Statement pursuant to which the offering is being made (if the Registration Statement registers a specific number of shares of

Preferred Stock) or (ii) exceeds the number of authorized but unissued shares of the Company’s Preferred Stock.

(d)                                 The Company, the Purchasing Agent and each Agent acknowledges and agrees, and each Selected Dealer will be required to acknowledge and agree, that the Shares are being offered for sale in the United States only.

V.

Each sale of Shares shall be made in accordance with the terms of this Agreement and a separate agreement, which may be oral or in writing and, if in writing, will be in substantially the form attached as Exhibit B (a “Terms Agreement”) to be entered into which will provide for the sale of such Shares to, and the purchase and reoffering thereof, by the Purchasing Agent as principal. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Purchasing Agent.  The offering of Shares by the Company hereunder and the Purchasing Agent’s agreement to purchase Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth.  Each Terms Agreement shall describe the Shares to be purchased pursuant thereto by the Purchasing Agent as principal, and may specify, among other things, the aggregate number of Shares to be purchased, the net proceeds to the Company, the initial public offering price at which the Shares are proposed to be reoffered, and the time and place of delivery of and payment for such Shares (the “Settlement Date”) and any other relevant terms.

VI.

The Company represents and warrants to the Purchasing Agent and the Agents as of (i) the date hereof, (ii) the time of each acceptance by the Company of an offer for the purchase of Shares (including any purchase by the Purchasing Agent as principal, pursuant to a Terms Agreement or otherwise) (the “Applicable Time”), (iii) each Settlement Date, (iv) other than during any period in which the Company has suspended solicitations of offers to sell the Shares under Section IV(a), any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of securities under the Registration Statement other than the Shares or furnished solely for the purpose of disclosure under Item 2.02 or Item 7.01 thereof), and (v) the date the Company advises the Purchasing Agent that solicitations of offers to sell the Shares may be resumed after the suspension of such solicitations (each of the times referenced above, including a Settlement Date, being referred to herein as a “Representation Date”) as follows:

(a)                                 The Company meets the requirements for the use of Form S-3 under the Act and the Registration Statement has become effective under the Act. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.  If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Act, the Company is eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the

Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)                                 (i)                                     (A) The Registration Statement and the Prospectus comply, and any amendments or supplements thereto will comply, when they become effective or are filed with the Commission, as the case may be, and as of each subsequent Representation Date will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder, (B) the Registration Statement does not, and any amendments thereto will not, when they become effective and as of each subsequent Representation Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (C) the Prospectus does not, and any amendment or supplement thereto will not, when filed with the Commission and as of each subsequent Representation Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that, in the case of each of (A), (B), and (C), the Company makes no representations or warranties as to (x) the parts of the Registration Statement which constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended, of the trustee under any series of the Company’s outstanding debt securities; (y) the information contained in or omitted from the Registration Statement, the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by the Purchasing Agent and the Agents specifically for use therein; or (z) any statement which does not constitute part of the Registration Statement, the Prospectus or any amendment or supplement thereto pursuant to Rule 412(c) under the Act.

(ii)                                  As of the Applicable Time with respect to an offering of Shares, the applicable Final Term Sheet, the Company Free Writing Prospectus(es) (as defined herein), if any, relating to such Shares and the related Preferred Shares, and the Prospectus (and if applicable, any preliminary Pricing Supplement relating to such Shares), all considered together (collectively, the “Time of Sale Prospectus”), will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (A) the information contained in or omitted from the Time of Sale Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Purchasing Agents and the Agents specifically for use therein; or (B) any statement which does not constitute part of the Time of Sale Prospectus pursuant to Rule 412(c) under the Act. As used in this Agreement, “Company Free Writing Prospectus” means any “issuer free writing prospectus” (as defined in Rule 433 under the Act) relating to such Shares that (i) is required to be filed with the Commission by the Company, including any term sheet setting forth the final terms of such Shares, or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Act because it contains a description of such Shares or of the offering of such Shares that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

(iii)                               The information included in each Company Free Writing Prospectus, other than the Final Term Sheet, as of its date and at all subsequent times through the completion of the public offer and sale of the applicable Shares, will not conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus.  Each Company Free Writing Prospectus, as supplemented by and taken together with the Time of Sale Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (A) the information contained in or omitted from such Company Free Writing Prospectus or the Time of Sale Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Purchasing Agents and the Agents specifically for use therein; or (B) any statement which does not constitute part of the Time of Sale Prospectus pursuant to Rule 412(c) under the Act.

(c)                                  Each document incorporated by reference in the Registration Statement or the Prospectus, at the time they were, or hereafter are, filed with the Commission, complied or will comply and, at any time when a prospectus relating to the Shares and the Preferred Shares is required to be delivered under the Act in connection with sales by the Purchasing Agent, the Agents or any Selected Dealer, will comply in all material respects with the Exchange Act and the rules and regulations promulgated thereunder.

(d)                                 The Company has been since the time of the initial filing of the Registration Statement, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405 under the Act) and has not been, and continues not to be, an “ineligible issuer” (as defined in Rule 405 under the Act), in each case at all times relevant under the Act in connection with the offering of the Shares.  Any free writing prospectus that the Company is required to file in connection with the offering of the Shares pursuant to Rule 433(d) under the Act has been, or will be, filed with the Commission in accordance with the requirements of the Act and the applicable rules and regulations of the Commission thereunder.  Each Company Free Writing Prospectus that the Company files, or is required to file, pursuant to Rule 433(d) under the Act or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder.  The Company has not prepared, used or referred to, and will not prepare, use or refer to, prior to the later of the Settlement Date and the completion of the Agents’ distribution of any Shares issued hereunder, any offering material in connection with the offering and sale of those Shares other than the Prospectus, any Pricing Supplement, any preliminary Pricing Supplement, and any Company Free Writing Prospectus reviewed and consented to by the applicable Agents.

(e)                                  The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(f)                                   Each subsidiary of the Company listed in Schedule IV hereto (each, a “Principal Subsidiary”) has been duly incorporated, is validly existing as an insurance company or a corporation, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.  The Principal Subsidiaries are currently the only operating insurance companies that are “significant subsidiaries” of the Company as that term is defined in Rule 1-02(w) of Regulation S-X of the rules and regulations of the Commission under the Act.

(g)                                  All of the issued shares of capital stock of each Principal Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, and are owned of record directly or indirectly by the Company or another Principal Subsidiary, as the case may be, free and clear of any security interest, claim, lien or encumbrance.

(h)                                 Each Principal Subsidiary is duly licensed or authorized as an insurer or reinsurer in each jurisdiction where it is required to be so licensed or authorized, except where the failure to be so licensed or authorized in any such jurisdiction does not have a material adverse effect on the financial condition, business or properties of the Company and its subsidiaries taken as a whole; the Company and each Principal Subsidiary have made all required filings under applicable insurance holding company statutes, and each is duly licensed or authorized as an insurance holding company in each jurisdiction where it is required to be so licensed or authorized, except where the failure to have made such filings or to be so licensed or authorized in any such jurisdiction does not have a material adverse effect on the financial condition, business or properties of the Company and its subsidiaries taken as a whole; the Company and each Principal Subsidiary have all necessary authorizations, approvals, orders, consents, registrations or qualifications of and from all insurance regulatory authorities to conduct their respective businesses as described in the Time of Sale Prospectus, except where the failure to have such authorizations, approvals, orders, consents, registrations or qualifications does not have a material adverse effect on the financial condition, business or properties of the Company and its subsidiaries taken as a whole; and none of the Company or any Principal Subsidiary has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, registration or qualification from such insurance regulatory authority is needed to be obtained by any of the Company or any Principal Subsidiary in any case where it could be reasonably expected that (x) the Company or any Principal Subsidiary would in fact be required either to obtain any such additional authorization, approval, order, consent, registration or qualification or cease or otherwise limit writing certain business and (y) obtaining such authorization, approval, order, consent, license, certificate, permit, registration or qualification or limiting such business would have a material adverse effect on the business, financial position or results of operations of the Company and its subsidiaries, taken as a whole.

(i)                                     Each Principal Subsidiary is in compliance with the requirements of the insurance laws and regulations of its state of incorporation and the insurance laws and regulations of other jurisdictions which are applicable to such Principal Subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder, except where the failure to so comply or file would not have a material adverse effect on the business, financial position or results of operations of the Company and its subsidiaries, taken as a whole.

(j)                                    Other than as set forth in the Time of Sale Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the financial condition, business or properties of the Company and its subsidiaries taken as a whole; and, to the best of the Company’s knowledge, no such proceedings are threatened.

(k)                                 This Agreement has been duly authorized, executed and delivered by the Company.

(l)                                     The Company has an authorized capitalization as set forth in the Time of Sale Prospectus, and all outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; none of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company or any other entity; and the outstanding capital stock of the Company conforms to all statements relating thereto contained in the Registration Statement and the Time of Sale Prospectus.

(m)                             Each Deposit Agreement then entered into by the Company will have been duly authorized, executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; such Deposit Agreement will conform to the description thereof in the Registration Statement and the Time of Sale Prospectus.

(n)                                 The Preferred Shares and the Shares have been duly authorized by the Company and, when the Preferred Shares and the Shares are issued and delivered to and paid for pursuant to this Agreement and any Terms Agreement, the Preferred Shares deposited with the Depositary pursuant to the Deposit Agreement will be duly and validly issued and fully paid and nonassessable; upon such deposit of the Preferred Shares with the Depositary pursuant to the Deposit Agreement and the due execution by the Depositary of the Depositary Receipts in accordance with the Deposit Agreement, the Shares will entitle the holder thereof to the benefits provided in the Deposit Agreement and the Depositary Receipts; the issuance of the Shares and the Preferred Shares is not subject to the preemptive or other similar rights of any securityholder of the Company or other entity; the Certificate of Designations has been duly authorized by the Company and, prior to the First Settlement Date for the applicable series of Preferred Stock, will have been duly filed with the Secretary of State of the State of Delaware; the form of certificate representing the Preferred Stock and the Shares each complies with the requirements of Delaware law, the Restated Certificate of Incorporation, the Amended and Restated Bylaws and the rules of the NYSE; the Shares and the Preferred Shares will conform to the description thereof in the Registration Statement and the Time of Sale Prospectus and such statements conform to the rights set forth in the instruments defining the same.

(o)                                 The issuance of the Preferred Shares, the issuance and sale of the Shares and compliance by the Company with all of the provisions of the Preferred Shares, the Shares, the Deposit Agreement, this Agreement and any Terms Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument for borrowed money to which the Company or any Principal Subsidiary is a party or by which the Company or any of its Principal Subsidiaries is bound or to which any of the property or assets of the Company or any of its Principal Subsidiaries is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company or the organizational documents of any of its Principal Subsidiaries or any statute or any order, rule or regulation of any court or insurance regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its Principal Subsidiaries or any of their properties, in each case, other than such breaches, conflicts, violations or defaults which, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries taken as a whole, and no authorization, approval, order, consent, registration or qualification of or with any such court or insurance regulatory authority or other governmental agency or body is required for the issuance of the Preferred Shares or the issuance and sale of the Shares, except such authorizations, approvals, orders, consents, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares pursuant to this Agreement and any Terms Agreement, in each case other than such authorizations, approvals, orders, consents, registrations or qualifications which (individually or in the aggregate) the failure to make, obtain or comply with would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(p)                                 Except as described in or contemplated by the Registration Statement and the Time of Sale Prospectus, there has not been any material adverse change in, or any adverse development which materially affects, the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole from the dates as of which information is given in the Registration Statement and the Time of Sale Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Time of Sale Prospectus, there has not been any material increase in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet incorporated by reference in the Time of Sale Prospectus) or any material increase in the consolidated long-term debt of the Company and its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Prospectus.

(q)                                 The Company is not, and after giving effect to the offering and sale of the Shares and the application of the net proceeds therefrom as described in the Time of Sale

Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(r)                                    The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; in each case, within the meaning of and to the extent required by Section 13(b)(2)(B) of the Exchange Act; the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Time of Sale Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(s)                                   Except as disclosed in the Time of Sale Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus, there have been no changes in the Company’s internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

(t)                                    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are effective in providing reasonable assurance that material information required to be disclosed in its reports filed with or submitted to the Commission under the Exchange Act is made known to management, including the Company’s principal executive officer and the Company’s principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

(u)                                 At the time of their issuance, the Shares will constitute (i) nonconvertible preferred securities that are rated by at least one nationally recognized statistical rating organization, as that term is defined in Section 3(a)(62) of the Exchange Act, in one of its generic rating categories that signifies investment grade within the meaning of Rule 101(c)(2) of Regulation M under the Exchange Act and (ii) “covered securities” within the meaning of Section 18(b)(1)(C) of the Act.

Any certificate signed by any officer of the Company and delivered to the Purchasing Agent, the Agents or counsel for the Purchasing Agent and the Agents in connection with any offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Purchasing Agent and the Agents.

VII.

(a)                                 Each acceptance by the Company of an offer for the purchase of Shares, and each delivery of Shares to the Purchasing Agent pursuant to a sale of Shares to the Purchasing Agent, shall be deemed to be an affirmation that the representations and warranties of the Company made to the Purchasing Agent and the Agents in this Agreement and in any certificate theretofore delivered pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the Purchasing Agent of the Shares relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement, the Time of Sale Prospectus and the Prospectus as amended and supplemented to each such time).

(b)                                 Except as otherwise provided in Section III(k), each time:

(1)                                 the Company accepts a Terms Agreement requiring such updating provisions;

(2)                                 the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the Commission that is incorporated by reference into the Prospectus or the Time of Sale Prospectus;

(3)                                 the Company files a Current Report on Form 8-K required by Item 2.01 of Form 8-K with the Commission that is incorporated by reference into the Prospectus or the Time of Sale Prospectus; or

(4)                                 if required by the Purchasing Agent or the Agents after the Registration Statement, the Time of Sale Prospectus or the Prospectus has been amended or supplemented (other than by an amendment or supplement which relates to an offering of securities other than the Shares), the Company shall furnish or cause to be furnished to the Purchasing Agent and the Agents a certificate of an Authorized Officer dated the date specified in the applicable Terms Agreement or dated the date of filing with the Commission of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form satisfactory to the Purchasing Agent and the Agents to the effect that the statements contained in the certificate referred to in Section II(d) hereof which was last furnished to the Purchasing Agent and the Agents are true and correct as of the date specified in the applicable Terms Agreement or at the time of such filing, amendment or supplement, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Time of Sale Prospectus, if appropriate, and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section II(d), modified as necessary to relate to the Registration Statement, the Time of Sale Prospectus, if appropriate, and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(c)                                  Except as otherwise provided in Section III(k), each time:

(1)                                 the Company accepts a Terms Agreement requiring such updating provisions;

(2)                                 the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the Commission that is incorporated by reference into the Prospectus or the Time of Sale Prospectus; or

(3)                                 if requested by the Purchasing Agent or the Agents after:

(i)                                     the Company files a Current Report on Form 8-K required by Item 2.01 of Form 8-K with the Commission that is incorporated by reference into the Prospectus or the Time of Sale Prospectus; or

(ii)                                  the Registration Statement, the Time of Sale Prospectus or the Prospectus has been amended or supplemented (other than by an amendment or supplement which relates to an offering of securities other than the Shares), the Company shall furnish or cause to be furnished forthwith to the Purchasing Agent and the Agents and their counsel the written opinions of counsel to the Company, dated the date specified in the applicable Terms Agreement or dated the date of filing with the Commission of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form satisfactory to the Purchasing Agent and the Agents, of the same tenor as the opinions referred to in Section II(a) and (b) hereof, but modified, as necessary, to relate to the Registration Statement, the Time of Sale Prospectus and the Prospectus, as applicable, as amended and supplemented to the time of delivery of such opinion (including, if applicable, any free writing prospectuses to be reflected in such opinion pursuant to the provision of Section XIII below); or, in lieu of such opinions, counsel last furnishing such opinions to the Purchasing Agent and the Agents shall furnish the Purchasing Agent and the Agents with letters substantially to the effect that the Purchasing Agent and the Agents may rely on such last opinions to the same extent as though they were dated the date of such letters authorizing reliance (except that statements in such last opinions shall be deemed to relate to the Registration Statement, the Time of Sale Prospectus and the Prospectus as amended and supplemented including, if applicable, any free writing prospectuses to be reflected in such letter pursuant to the provisions of Section XIII below, to the time of delivery of such letters authorizing reliance).

(d)                                 Except as otherwise provided in Section III(k), each time:

(1)                                 the Company accepts a Terms Agreement requiring such updating provisions;

(2)                                 the Company files an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the Commission that is incorporated by reference into the Prospectus or the Time of Sale Prospectus; or

(3)                                 if requested by the Purchasing Agent or the Agents after:

(i)                                     the Company files a Current Report on Form 8-K required by Item 2.01 of Form 8-K and containing pro forma financial information of the Company or financial information of an acquired company with the Commission that is incorporated by reference into the Prospectus or the Time of Sale Prospectus; or

(ii)                                  the Registration Statement, the Time of Sale Prospectus or the Prospectus has been amended or supplemented to include additional financial information required to be set forth or incorporated by reference therein under the terms of Item 11 of Form S-3 under the Act, the Company shall cause Deloitte & Touche LLP (or the independent public accountants of the acquired company) to furnish the Purchasing Agent and the Agents a letter, dated the date specified in the applicable Terms Agreement or dated the date of effectiveness of such amendment, supplement or document filed with the Commission, as the case may be, in form satisfactory to the Purchasing Agent and the Agents, of the same tenor as the letter referred to in Section II(e) hereof but modified to relate to the Registration Statement, the Time of Sale Prospectus and Prospectus, as amended and supplemented to the date of such letter and with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement, the Time of Sale Prospectus or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Deloitte & Touche LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement.  If any other information included therein is of an accounting, financial or statistical nature, the Purchasing Agent and the Agents may request procedures be performed with respect to such other information.  If Deloitte & Touche LLP is willing to perform and report on the requested procedures, such letter should cover such other information.  Any letter required to be provided by Deloitte & Touche LLP hereunder shall be provided within 10 business days of the filing of the Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, within a reasonable time of a request made pursuant to subparagraph (3) hereof or on the date specified in an applicable Terms Agreement.

VIII.

(a)                                 The Company agrees to indemnify and hold harmless the Purchasing Agent and each Agent, the directors, officers, employees and agents of each Agent, and each person who controls the Purchasing Agent or any Agent within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Prospectus, the Prospectus or any Company Free Writing Prospectus or any amendment or supplement thereof, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case arising in connection with this Section VIII to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchasing Agent or any Agent specifically for inclusion therein.  The Company acknowledges that (i) the name of such Agent appearing on the front cover of the Prospectus and the fourth paragraph under the Section “Supplemental Plan of Distribution” in the Prospectus and (ii) any other statements specifically identified by the Purchasing Agent or an Agent to the Company in writing for inclusion in such documents prior to distribution thereof, constitute the only information furnished in writing by or on behalf of the Purchasing Agent or the several Agents for inclusion in such documents. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)                                 The Purchasing Agent and each Agent, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Purchasing Agent and each Agent, but only with reference to written information furnished to the Company by or on behalf of the Purchasing Agent or such Agent specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which the Purchasing Agent or any Agent may otherwise have.

(c)                                  Promptly after receipt by an indemnified party under this Section VIII of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section VIII, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party: (i) will not relieve the indemnifying party from liability under paragraph (a) or (b), unless and to the extent it did not otherwise learn of such action, and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below) and to participate in and assume the defense of the claim associated with such action; provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if: (A) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (B) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party;

(C) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (D) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise, or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action), unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 In the event that the indemnity provided in paragraph (a) or (b) of this Section VIII is unavailable to, or insufficient to hold harmless, an indemnified party for any reason, the Company, on the one hand, and the Purchasing Agent and the Agents, on the other hand, severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Purchasing Agent and the Agents may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by the Purchasing Agent and the Agents, on the other, from the offering of the Shares from which such Losses arise. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, on the one hand, and the Purchasing Agent and the Agents, on the other hand, severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Purchasing Agent and the Agents, on the other, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the applicable offering (before deducting expenses) received by it, and benefits received by the Purchasing Agent and the Agents shall be deemed to be equal to the total Concessions, in each case as set forth in the related Pricing Supplement. Relative fault shall be determined by reference to, among other things: (i) whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, on the one hand, or the Purchasing Agent or such Agents on the other; (ii) the intent of the parties and their relative knowledge; (iii) access to information; and (iv) the opportunity to correct or prevent such untrue statement or omission.  The Company, on the one hand, and the Purchasing Agent and the Agents, on the other, agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), neither the Purchasing Agent nor any other Agent shall be responsible for any amount in excess of the Concession received by it in connection with the Shares the offer to purchase of which was solicited by such person.  No person guilty of “fraudulent misrepresentation” (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section VIII, each person who controls the Purchasing Agent or any Agent within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Purchasing Agent or any Agent shall have the same rights to contribution as the Purchasing Agent or such Agent, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this paragraph (d).

IX.

The Company may elect to suspend or terminate the offering of Shares under this Agreement at any time and from time to time by providing oral notice to the Purchasing Agent; the Company also (as to the Purchasing Agent or any one or more of the Agents) or any Agent (as to itself) may terminate the appointment and arrangements described in this Agreement.  Upon receipt of instructions from the Company, the Purchasing Agent shall suspend or terminate the participation of any Selected Dealer.  Such actions may be taken, in the case of the Company, by giving oral notice followed by prompt written notice of suspension or termination to the Purchasing Agent who will promptly notify all of the Agents and by giving not less than five days’ written notice of termination to the affected party and the other parties to this Agreement, or in the case of an Agent, by giving not less than five days’ written notice of termination to the Company and except that, if at the time of termination an offer for the purchase of Shares shall have been accepted by the Company but the time of delivery to the purchaser or his agent of the Share or Shares relating thereto shall not yet have occurred, the Company shall have the obligations provided herein with respect to such Share or Shares. The Company shall promptly notify the other parties in writing of any such termination.

The Purchasing Agent may, and, upon the request of an Agent with respect to any Shares being purchased by such Agent shall, terminate any Terms Agreement hereunder by the Purchasing Agent to purchase such Shares, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto, if at any time prior to such time (i) there has been, since the date of such agreement or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto since the date of the applicable agreement), any material adverse change in, or any adverse development which materially affects, the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (ii) trading in the Company’s securities shall have been suspended by the Commission, (iii) trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (iv) there shall have been any decrease in the rating of any of the Company’s securities by any nationally recognized statistical rating organization, as that term is defined in Section 3(a)(62) of the Exchange Act, or any public notice given of any intended or potential decrease in any such rating or of a possible change in any rating that does not indicate the direction of the possible change, (v) a banking moratorium shall have been declared either by Federal or New York State authorities or (vi) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Purchasing Agent or any such Agent, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Time of Sale Prospectus or the Prospectus (exclusive of any supplements thereto since the date of the applicable agreement).

Any Terms Agreement shall be subject to termination under this Section IX in the Purchasing Agent’s absolute discretion on the terms set forth or incorporated by reference therein.  The termination of this Agreement shall not require termination of any agreement by the Purchasing Agent to purchase Shares as principal, and the termination of any such agreement shall not require termination of this Agreement.

If this Agreement is terminated, Section III(c), (d) and (e), Section VIII and Section XII hereof shall survive and shall remain in effect; provided that if at the time of termination of this Agreement an offer to purchase Shares has been accepted by the Company but the time of delivery to the Purchasing Agent of such Shares has not occurred, the provisions of all of Section III, Section IV(b), Section V and Section VI shall also survive until time of delivery.

In the event an offering is not completed according to the terms of this Agreement and/or any applicable Terms Agreement, an Agent will be reimbursed by the Company only for reasonable out-of-pocket accountable expenses actually incurred in accordance with the provisions of Section XV hereof.

X.

Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing (including e-mail), or by telephone if promptly confirmed in writing, and if to the Purchasing Agent or an Agent shall be sufficient in all respects if delivered in person or sent by facsimile transmission (confirmed in writing), e-mail, or registered mail to the Purchasing Agent or such Agent at its address, facsimile number or e-mail address set forth on Annex A hereto and if to the Company shall be sufficient in all respects if delivered or sent by facsimile transmission (confirmed in writing), registered mail or e-mail to the Company at the address specified below.  All such notices shall be effective on receipt.

If to the Company:

The Allstate Corporation

3075 Sanders Road, Suite G2H

Northbrook, Illinois 60062

Attention: Christine Ieuter, Director of Corporate Finance

Telephone: (847) 402-6840

Facsimile: (847) 402-9116

E-mail: christine.ieuter@allstate.com

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section.

XI.

This Agreement shall be binding upon the Purchasing Agent, the Agents and the Company, and inure solely to the benefit of the Purchasing Agent, the Agents and the Company and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement.

XII.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

XIII.

(a)                                 The Company represents and agrees that, unless it obtains the prior consent of the Purchasing Agent, and each Agent represents and agrees that, unless it obtains the prior consent of the Company and the Purchasing Agent, it has not and will not make any offer relating to the Shares that would constitute a Company Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission, other than (i) the Final Term Sheet and (ii) one or more term sheets relating to the Shares containing customary information and conveyed to purchasers of Shares and that would not constitute a Company Free Writing Prospectus.  Any such free writing prospectus consented to by the Company and the Purchasing Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.”  Unless otherwise agreed by the Company and the applicable Agents, the Company (A) has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as a Company Free Writing Prospectus and (B) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.  Notwithstanding the foregoing, the Company consents to the use by any Agent of (i) the Final Term Sheet, (ii) the Company “fact sheet” as agreed to by the Company and the applicable Agents and (iii) a free writing prospectus that (A) contains (i) only information describing the preliminary terms of the Shares or their offering or (ii) only information that describes the final terms of the Shares or their offering that is included in the term sheet contemplated in the penultimate paragraph of Section II or (B) consists of any Bloomberg or other electronic communication providing certain ratings of the Shares or relating to marketing, administrative or procedural matters in connection with the offering of the Shares.

(b)                                 The Company and each Agent acknowledge that the parties hereto may formulate from time to time written policies governing free writing prospectuses that vary and differ from the provisions of this Section XIII.  Such written policies may be applicable to one or more issuances of Shares, and may relate to, without limitation, (i) the obligations of the Company and the Agents for filing free writing prospectuses with the Commission, (ii) procedures for the preparation, review and use of free writing prospectuses, (iii) the Agent’s preparation and distribution of free writing prospectuses that are not subject to the filing requirements of Rule 433(d)(1)(ii) (an “Agent Limited-Use Free Writing Prospectus”), (iv) whether the use of any free writing prospectus shall be conditioned upon the delivery of a legal opinion from counsel to the Company and/or the Agents and (v) any other related matters as the Company may agree from time with one or more of the Agents.

XIV.

The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement or any Terms Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Purchasing Agent and the Agents, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Purchasing Agent and each Agent is and has been acting solely as a principal and is not the financial advisor or fiduciary of the Company, or its affiliates, stockholders, creditors or employees; (iii) neither the Purchasing Agent nor any Agent has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby (irrespective of whether the Purchasing Agent or any such Agent has advised or is currently advising the Company on other matters) and neither the Purchasing Agent nor any Agent has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement or any Terms Agreement; (iv) the Purchasing Agent and the Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Purchasing Agent and the Agents have no obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship; and (v) the Purchasing Agent and the Agents have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

XV.

If this Agreement is executed by or on behalf of any party, such person hereby states that at the time of the execution of this Agreement he has no notice of revocation of the power of attorney by which he has executed this Agreement as such attorney.

The Company will pay or cause to be paid the following expenses incident to the performance of its obligations under this Agreement, including:  (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares and the Preferred Shares under the Act and all other expenses incurred in connection with the preparation, printing and filing of the Registration Statement, Time of Sale Prospectus, Prospectus and any free writing prospectus prepared by or on behalf of, used by or referred to by the Company, and amendments and supplements to any of the foregoing and the mailing and delivering of copies to the Purchasing Agent and the Agents and Selected Dealers; (ii) the cost of printing or producing this Agreement, any Blue Sky Survey and any Legal Investment Memoranda in connection with the offering, purchase, sale and delivery of the Shares and the Preferred Shares; (iii) all reasonable expenses in connection with the qualification of the Shares and the Preferred Shares for offering and sale under state securities and insurance securities laws as provided in Section III(i) hereof, including the reasonable fees and disbursements of counsel for the Purchasing Agent and the Agents in connection with such qualification and in connection with Blue Sky and Legal Investment surveys; (iv) the filing fees incident to securing any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Shares; (v) any fees charged by securities rating services for rating the Shares; (vi) the cost of preparing and filing each Certificate of Designations with the Secretary of State of the State of Delaware and the cost of preparing the Shares, the Preferred Shares and Depositary Receipts, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Purchasing Agent and the Agents; (vii) the fees and expenses of any transfer agent or registrar; (viii) the fees and expenses of the Depositary and the fees and disbursements of counsel for the Depositary; (ix) the fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Preferred Stock and all expenses and application fees related to the listing of the Shares on the NYSE; (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided in this Section.  It is understood, however, that, except as provided in this Section, Section VIII and Section IX hereof, the Purchasing Agent and the Agents will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be deemed original signatures.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Company and you.

Very truly yours,

THE ALLSTATE CORPORATION

By:	/s/ Mario Rizzo
Name: Mario Rizzo
Title: Senior Vice President and Treasurer

Signature Page to Distribution Agreement

Confirmed and accepted
as of the date first above written:

INCAPITAL LLC

By:	/s/ Louise M. Herrle
Name: Louise M. Herrle
Title: Managing Director, Capital Markets

Signature Page to Distribution Agreement

ANNEX A

AGENT CONTACT INFORMATION

Incapital LLC

200 South Wacker Drive

Suite 3700

Chicago, Illinois 60606

Attention: Chris O’Connor

Telephone: (312) 379-3700

Facsimile: (312) 379-3701

Email: coconnor@incapital.com

ANNEX-1

SCHEDULE I

Willkie Farr & Gallagher LLP Opinion and Negative Assurance Letter

Provided under separate cover

I-1

SCHEDULE II

In-House Counsel Opinion and Negative Assurance Letter

Provided under separate cover

II-1

SCHEDULE III

(a)                                 They are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Act, the Exchange Act and the Public Company Accounting Oversight Board and the applicable published rules and regulations thereunder;

(b)                                 In their opinion, the financial statements and financial statement schedules, certain summary and selected consolidated financial and operating data, and any supplementary financial information and schedules (and, if applicable, pro forma financial information) audited by them and included or incorporated by reference in the Time of Sale Prospectus, the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations thereunder; and, they have performed a review in accordance with the procedures specified by The Public Company Accounting Oversight Board (“PCAOB”) for a review of interim financial information as described in PCAOB AU 722, Interim Financial Information, of the unaudited consolidated interim financial statements, and any supplementary financial information and schedules, selected financial data, pro forma financial information, prospective financial statements and/or condensed financial statements derived from audited financial statements of the Company included or incorporated by reference in the Time of Sale Prospectus, the Prospectus, as amended or supplemented, or the Registration Statement, for the periods specified in such letter, and, as indicated in their report thereon, copies of which have been furnished to the Purchasing Agent and the Agents (the “Agents”);

(c)                                  On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim and annual financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus and Prospectus as amended or supplemented, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(i)                                     the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows and certain summary and selected consolidated financial and operating data included or incorporated by reference in the Time of Sale Prospectus and the Prospectus as amended or supplemented do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations thereunder and generally accepted accounting principles, applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Time of Sale Prospectus and the Prospectus;

(ii)                                  any other unaudited income statement data and balance sheet items included or incorporated by reference in the Time of Sale Prospectus and the Prospectus as amended or supplemented do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such

III-1

unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Time of Sale Prospectus and the Prospectus as amended or supplemented;

(iii)                               the unaudited financial statements which were not included or incorporated by reference in the Time of Sale Prospectus and the Prospectus as amended or supplemented but from which were derived any unaudited condensed financial statements referred to in clause (c)(i) and any unaudited income statement data and balance sheet items included or incorporated by reference in the Time of Sale Prospectus and the Prospectus as amended or supplemented and referred to in clause (c)(ii) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included or incorporated by reference in the Time of Sale Prospectus and the Prospectus as amended or supplemented;

(iv)                              any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Time of Sale Prospectus and the Prospectus as amended or supplemented do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(v)  as of a specified date not more than five business days prior to the date of such letter, there have been any changes in the consolidated capital stock or any increase in the consolidated debt, or any decreases in consolidated total investments or shareholder equity, or other items specified by the Agents, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Time of Sale Prospectus and the Prospectus as amended or supplemented, except in each case for changes, increases or decreases which the Time of Sale Prospectus and the Prospectus discloses have occurred or may occur or which are described in such letter; and

(vi)  for the period from the date of the latest financial statements included or incorporated by reference in the Time of Sale Prospectus and the Prospectus as amended or supplemented to the specified date referred to in clause (c)(v) there were any decreases in consolidated premiums earned, consolidated net investment income, or other items specified by the Agents, or any increases in any items specified by the Agents, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Agents, except in each case for decreases or increases which the Time of Sale Prospectus and the Prospectus discloses have occurred or may occur or which are described in such letter.

In addition to the examination referred to in their report(s) included or incorporated by reference in the Time of Sale Prospectus and the Prospectus as amended or supplemented and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (ii) and (iii) above, they have carried out certain procedures as specified in their letter, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Agents, which are derived from the general accounting records of the Company and its subsidiaries, which appear

III-2

or are incorporated by reference in the Time of Sale Prospectus and the Prospectus as amended or supplemented or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Agents, and have compared certain of such specified amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

III-3

SCHEDULE IV

Principal Subsidiaries	Jurisdiction of Incorporation
Allstate Insurance Company	Illinois
Allstate Life Insurance Company	Illinois

IV-1

EXHIBIT A

THE ALLSTATE CORPORATION

Depositary Shares, each representing a 1/1,000th interest in a share of its
Fixed Rate Noncumulative Perpetual Preferred Stock,
par value $1.00 per share and liquidation preference $25,000 per share

ADMINISTRATIVE PROCEDURES

Depositary Shares (the “Shares”), each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, par value $1.00 per share and liquidation preference $25,000 per share, which may be issued in one or more series (the “Preferred Stock”), are being issued and sold from time to time by The Allstate Corporation (the “Company”) through or to Incapital LLC (the “Purchasing Agent”) and one or more additional agents that may be appointed by the Company from time to time (collectively, the “Agents”) pursuant to and during the term of a Distribution Agreement among the Company and the Agents dated the date hereof (the “Distribution Agreement”) and one or more terms agreements substantially in the form attached to the Distribution Agreement as Exhibit B (each a “Terms Agreement”). The Shares are being resold by the Purchasing Agent (and by any Agent that purchases them from the Purchasing Agent) (i) directly to customers of the Agents or (ii) to selected broker-dealers (the “Selected Dealers”) for distribution to their customers. The Agents have agreed to use their reasonable best efforts to solicit purchases of the Shares and under each Terms Agreement, the Purchasing Agent will agree to purchase from the Company, and the Company will agree to sell, the respective number of Shares set forth therein. Each offer and sale of the Shares will be registered with the Securities and Exchange Commission (the “Commission”). The shares of Preferred Stock represented by the Shares (the “Preferred Shares”), when issued, will be deposited against delivery of depositary receipts (the “Depositary Receipts”), which will evidence the Shares and will be issued by Wells Fargo Bank, N.A. (the “Depositary”) under a separate deposit agreement for each series of Preferred Stock, dated the issuance date of the first shares of such series of Preferred Stock (each, a “Deposit Agreement”), among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued hereunder. The terms of each series of the Preferred Stock will be set forth in a separate certificate of designations (each, a “Certificate of Designations”) to be filed by the Company with the Secretary of State of the State of Delaware.

Administrative procedures and specific terms of the offerings are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Treasury Department. The Company will advise the Agents and the Depositary in writing of those persons handling administrative responsibilities with whom the Agents and the Depositary are to communicate regarding offers to purchase Shares and the details of their delivery.

Shares will be issued in accordance with the administrative procedures set forth herein. To the extent the procedures set forth below conflict with or omit certain of the provisions of the Shares, the Distribution Agreement, the applicable Terms Agreement, the applicable Deposit Agreement, the Prospectus and any Pricing Supplement (together, the “Prospectus”), the relevant provisions of the Shares, the Distribution Agreement, the applicable Terms Agreement, the applicable Deposit Agreement and the Prospectus shall control. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Distribution Agreement and the Prospectus in the form most recently filed with the Commission pursuant to Rule 424 under the Act.

Administrative Procedures for Shares

Public Offering Price:	The public offering price of each Share will be $25, plus accrued dividends, if any, that may be declared.

Business Day:

“Business Day” means, unless otherwise specified in the applicable Pricing Supplement, any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in The City of New York are authorized or required by law or regulation to remained closed.

Procedure for Dividend Rate Setting and Notification:

The Company and the Agents will discuss, from time to time, the aggregate number of Shares, the Issue Price, the dividend rate and the make-whole redemption amount to be borne by a series of Preferred Stock represented by the Shares which may be sold as a result of the solicitation of orders by the Agents.

Each time that the Company wishes to issue and sell Shares pursuant to the Distribution Agreement and these procedures, it will notify the Purchasing Agent by any method mutually agreed to by the Company and the Purchasing Agent of the terms of the Preferred Stock of such series represented by the Shares (a “Notice”). If the Shares to be issued and sold represent a new series of Preferred Stock, the Company and the Purchasing Agent shall set the dividend rate, dividend payment dates, redemption terms and any other applicable terms.

If the Purchasing Agent agrees to solicit purchases of Shares that are the subject of any Notice, the Company will provide a preliminary Pricing Supplement reflecting the terms of the Preferred Stock of such series represented by the Shares and will file such preliminary Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act. The Company shall use its reasonable best efforts to send such preliminary Pricing Supplement by email or facsimile to the Purchasing Agent by 10:00 a.m. (New York City time) on the Business Day the Purchasing Agent so agrees to solicit purchases of Shares. The Purchasing Agent shall use its reasonable best efforts to send such preliminary Pricing Supplement and the Prospectus by email or facsimile or overnight express (for delivery by the close of business, but in no event later than 11:00 a.m. New York City time, on the Business Day following the day the

Purchasing Agent so agrees to solicit purchases of Shares) to each Agent (or other Selected Dealer).

The Purchasing Agent will assign a separate CUSIP number for the Shares representing each series of Preferred Stock to be issued and sold, and will so advise and notify the Company of said assignment by telephone and/or by telecopier or other form of electronic transmission. The Purchasing Agent will include the assigned CUSIP number on all notices of an offering of the related Shares communicated to the Agents and Selected Dealers.

Offering of Shares:

In the event that the Purchasing Agent agrees to solicit purchases Shares that are the subject of a Notice, the Purchasing Agent will communicate to each of the Agents and Selected Dealers the terms of the Shares that are the subject of the Notice. Thereafter, the Purchasing Agent and any applicable Agents and Selected Dealers will use their respective reasonable best efforts to solicit offers to purchase the Shares accordingly.

Acceptance and Rejection of Orders:

Unless otherwise agreed by the Company and the Purchasing Agent, the Company has the sole right to accept orders to purchase Shares and may reject any such order in whole or in part. Unless otherwise instructed by the Company, the Purchasing Agent will promptly advise the Company by telephone of all offers to purchase Shares received by it, other than those rejected by it in whole or in part in the reasonable exercise of its discretion.

Purchase of Shares by the Purchasing Agent:

The Purchasing Agent will, no later than 12:00 noon (New York City time) on the fifth day subsequent to the day on which it agrees to solicit offers to purchase Shares that are the subject of a Notice, or if such fifth day is not a Business Day on the next succeeding Business Day, or on such other Business Day and time as shall be mutually agreed upon by the Company and the Agents (any such day, a “Trade Day”), enter into a Terms Agreement with the Company setting forth, among other things, the aggregate number of Shares that the Purchasing Agent will purchase.

Preparation of Final Term Sheet and Pricing Supplement:

If any offer to purchase Shares is accepted by or on behalf of the Company, the Company will provide a Final Term Sheet reflecting the terms of such Shares and will file such Final Term Sheet with the Commission in accordance with the Rule 433 under the Act. The Company shall use its reasonable best efforts to send in electronic form such Term Sheet by email or facsimile to the Purchasing Agent by 3:00 p.m. (New York City time) on the applicable Trade Day.

If any offer to purchase Shares is accepted by or on behalf of the

Company, the Company will provide a Pricing Supplement reflecting the terms of such Shares and will file such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act. The Company shall use its reasonable best efforts to send in electronic form such Pricing Supplement by email or facsimile to the Purchasing Agent and the Depositary by 9:00 a.m. (New York City time) on the first Business Day after the Trade Day. The Purchasing Agent shall use its reasonable best efforts to send such Pricing Supplement and the Prospectus by email or facsimile or overnight express (for delivery by the close of business on the applicable Trade Day (if by email or facsimile), but in no event later than 11:00 a.m. (New York City time), on the Business Day following the applicable Trade Day) to each Agent (or other Selected Dealer) which made or presented the offer to purchase the applicable Shares and the Depositary at the following applicable address:

If to Incapital LLC, to:

200 South Wacker Drive

Suite 3700

Chicago, Illinoise 60606

Attention: Chris O’Connor

Telephone: (312) 379-3700

Facsimile: (312) 379-3701

E-mail: coconnor@incapital.com

and if to the Depositary, to:

Wells Fargo Bank, N.A.

1110 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120

Attention: Suzanne M Swits

Telephone: (651) 450-4120

Facsimile: (651) 450-4078

E-mail: suzanne.m.swits@wellsfargo.com

Each such Agent (or Selected Dealer), in turn will cause to be delivered a copy of the Prospectus and the applicable Pricing Supplement to each purchaser of Shares from such Agent or Selected Dealer.

Outdated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Delivery of Confirmation and Prospectus to Purchaser by Presenting	Subject to “Suspension of Solicitation: Amendment or Supplement” below, the Agents will deliver a Prospectus and Pricing Supplement as herein described with respect to each Share

Agent:	sold by it.

For each offer to purchase Shares accepted by or on behalf of the Company, the Purchasing Agent will confirm in writing with each Agent or Selected Dealer the terms of the series of Preferred Stock represented by such Shares, the number of Shares being purchased by such Agent or Selected Dealer and other applicable details described above and delivery and payment instructions, with a copy to the Company.

In addition, the Purchasing Agent, other Agent or Selected Dealer, as the case may be, will deliver to investors purchasing the Shares the Prospectus (including the Pricing Supplement) in relation to such Shares prior to or simultaneously with delivery of the confirmation of sale or delivery of such Shares.

Settlement:

Unless otherwise specified in the applicable Terms Agreement, delivery of and payment for the Shares shall be made at 10:00 a.m. (New York City time) on the fifth Business Day following the date on which such sales are made (each, a “Settlement Date”), or at such other time and date as the Purchasing Agent and the Company may agree in writing.

The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Shares sold (the “Net Proceeds”) will be equal to the aggregate Issue Price for Shares sold to the Purchasing Agent after deduction for (i) the Concession payable by the Company pursuant to Section IV of the Distribution Agreement and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

On each Settlement Date, delivery of the Shares shall be made to the Purchasing Agent against payment by the Purchasing Agent of the Net Proceeds to, or upon the order of, the Company by wire transfer payable in same day funds to an account specified by the Company. Delivery of the Shares shall be made through the facilities of The Depositary Trust Company unless the Purchasing Agent otherwise instructs.

Suspension of Solicitation Amendment or Supplement:

Subject to the Company’s representations, warranties and covenants contained in the Distribution Agreement, the Company may instruct the Agents to suspend at any time, from time to time and for any period of time or permanently, the solicitation of orders to purchase Shares. Upon receipt of such instructions (which may be given orally or in writing), each Agent will forthwith suspend solicitation until such time as the Company has advised it that solicitation of purchases may be resumed.

In the event that at the time the Company suspends solicitation of purchases that there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and the Depositary whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

If the Company decides to amend or supplement the Registration Statement or the Prospectus (other than, in each case, an amendment or supplement effected by the filing of a document with the Commission pursuant to the Exchange Act or an amendment or supplement relating solely to the offering of securities other than the Shares or the Preferred Shares), it will promptly advise the Agents thereof and, promptly after the filing thereof, furnish the Agents and the Depositary with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Distribution Agreement. Subject to the provisions of the Distribution Agreement, the Company may file with the Commission any supplement to the Prospectus relating to the Shares and the Preferred Shares. Promptly after filing, the Company will provide the Agents and the Depositary with copies of any such supplement and confirm to the Agents that such supplement has been filed with the Commission.

Advertising Costs:

The Company shall have the sole right to approve the form and substance of any advertising an Agent may initiate in connection with such Agent’s solicitation to purchase the Shares. The expense of such advertising will be solely the responsibility of such Agent, unless otherwise agreed to by the Company.

EXHIBIT B

TERMS AGREEMENT

, 201

The Allstate Corporation
2775 Sanders Road, Suite A2W
Northbrook, Illinois 60062

Attention: Treasurer

The undersigned agrees to purchase the following aggregate amount of Shares:

The terms of the Shares shall be as follows:

Public Offering Price:

Agent’s Concession:

Net Proceeds to Company:

Trade Date:

Settlement Date, Time and Place:

Applicable Time:

[Any other terms and conditions agreed to by the Purchasing Agent and the Company]

INCAPITAL LLC

By:
Name:
Title:

ACCEPTED

THE ALLSTATE CORPORATION

By:
Name:
Title:

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EXHIBIT C

FORM OF LETTER APPOINTING ADDITIONAL AGENT

, 201

The Allstate Corporation
2775 Sanders Road, Suite A2W
Northbrook, Illinois 60062

Attention: [Treasurer/Assistant Treasurer]

Dear Sirs:

We refer to the Distribution Agreement dated December 2, 2013 entered into with respect to the distribution of depositary shares, each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, par value $1.00 per share and liquidation preference $25,000 per share, which may be issued in one or more series of The Allstate Corporation (the “Company”) and made between the Company and Incapital LLC, as purchasing agent (which agreement, as amended from time to time, is herein referred to as the “Distribution Agreement”).

Conditions Precedent

We confirm that we are in receipt of the documents referenced below:

(i)	a copy of the Distribution Agreement;
(ii)	copies of such documents referenced in the Distribution Agreement as we have reasonably requested; and
(iii)

side letters in a form approved by us from the legal counsel referred to in Section II(a), (b) and (c) of the Distribution Agreement addressed to us and giving us the full benefit of the existing legal opinions.

For the purposes of Section X of the Distribution Agreement and the Administrative Procedures, our name, address, telephone and facsimile numbers for the service of notices are as follows:

[insert name, address, telephone and facsimile number and attention to]

In consideration of the Company appointing us as an Agent under the Distribution Agreement, we hereby undertake, for the benefit of the Company, the Purchasing Agent and each of the other Agents, that we will perform and comply with all the duties and obligations expressed to be assumed by an Agent under the Distribution Agreement.

C-1

This letter is governed by, and shall be construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed wholly within such State.

Very truly yours,

[NAME OF NEW AGENT]

By:
Name:
Title:

C-2

EXHIBIT D

FORM OF COMPANY LETTER

, 201

To: [NAME AND ADDRESS OF NEW AGENT]

Dear Sirs:

We refer to the Distribution Agreement dated December 2, 2013 entered into with respect to the distribution of depositary shares, each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, par value $1.00 per share and liquidation preference $25,000 per share, which may be issued in one or more series of The Allstate Corporation (the “Company”) and made between the Company and Incapital LLC, as purchasing agent (which agreement, as amended from time to time, is herein referred to as the “Distribution Agreement”), and hereby acknowledge receipt of your letter to us dated [insert date].

In accordance with the Distribution Agreement, we hereby confirm that, with effect from the date hereof, you shall become a party to the Distribution Agreement, vested with all the authority, rights, powers, duties and obligations of an Agent as if originally named as an Agent under the Distribution Agreement.

Very truly yours,

THE ALLSTATE CORPORATION

By:
Name:
Title:

cc:	Incapital LLC
[Other Agents party to the Distribution Agreement]

D-1